Exhibit 99.2

W6316 Design Drive, Greenville, WI54942

P.O. Box 1579, Appleton, WI54912-1579

School Specialty Announces Fiscal 2014 Fourth Quarter and Year-end Results

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Company returns to growth in its fiscal 2014 fourth quarter; revenues grew by 2.9% and Adjusted EBITDA improved by $7.3 million versus the previous year

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Fiscal 2014 revenue of $630.7 million above high-end of guidance; Adjusted EBITDA of $42.6 million at upper-end of guidance

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Process Improvement Programs generating anticipated cost savings and efficiencies

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Company provides FY15 guidance; expects revenues of $640-$660 million and EBITDA of $48-$54 million

GREENVILLE, Wis., July 9, 2014 – School Specialty, Inc. (OTCQB: SCOO) (“School Specialty” or “the Company”), a leading distributor of supplies, furniture and both supplemental and curriculum products to the education marketplace, today announced its fiscal 2014 results for the period ended April 26, 2014.

Joseph M. Yorio, President and Chief Executive Officer of School Specialty stated, “We finished the year strong, meeting the projections we set and I’m pleased to report that during the fourth quarter, we returned School Specialty to growth.  The Process Improvement Programs that were launched in fiscal 2014 have resulted in significant improvements and efficiencies in our operations and the desired cost-savings.  These programs have also resulted in a more cohesive and aligned organization, a stronger infrastructure with greater accountability, and additional resources to invest in growth areas of our business.  I am very confident in our ability to deliver for our customers and exceed their expectations in this upcoming peak season and beyond.”

Fourth Quarter Financial Results

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Revenues for the fiscal 2014 fourth quarter ended April 26, 2014 were $108.3 million, an increase of 2.9% or $3.1 million as compared to $105.2 million reported for the three months ended April 27, 2013.  Distribution segment revenues increased by 0.2% or $0.2 million and Curriculum segment revenues increased by 18.3% or $2.9 million, both for the three-month periods ended April 26, 2014 as compared to April 27, 2013.

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Gross profit margin for the fiscal fourth quarter ended April 26, 2014 was 39.5% as compared to 36.3% for the comparable period ended April 27, 2013, an increase of 320 basis points.  Distribution segment gross margin was 37.2% as compared to 34.8% for the three months ended April 26, 2014 and April 27, 2013, respectively, an increase of 240 basis points.  Curriculum segment gross margin was 50.8% as compared to 44.7% for the three months ended April 26, 2014 and April 27, 2013, respectively, an increase of 610 basis points.  Driving the increase within the Curriculum segment were lower product development costs and the spread over a larger revenue base in the fiscal 2014 period.

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Selling, general and administrative (SG&A) expenses for the three months ended April 26, 2014 were $55.7 million as compared to $64.8 million for the comparable year-ago period, a decrease of $9.1 million or 14.1%.  SG&A attributable to the combined Distribution and Curriculum segments decreased by $9.2 million and Corporate SG&A increased by $0.1 million, when comparing the fiscal 2014 and fiscal 2013 periods.  The fiscal 2014 fourth quarter period includes approximately $2.9 million of process improvement and bankruptcy-related expenses.

School Specialty Announces Fiscal 2014 Fourth Quarter and Year-end Results

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The Company reported an operating loss of $13.4 million for the three months ended April 26, 2014 as compared to an operating loss of $26.6 million in the comparable year-ago period.

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Net loss for the fourth quarter of fiscal 2014 was $19 million compared with a net loss of $70.3 million in the comparable period last year.  On a diluted per share basis, net loss was $18.99 for the three months ended April 26, 2014 as compared to a net loss of $3.72 for the three months ended April 27, 2013.  Note, the diluted net loss per share for the period ended April 26, 2014 takes into account the Company’s successful reorganization under Chapter 11 which resulted in a substantially lower share count.

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Adjusted earnings before interest, taxes, depreciation and amortization (EBITDA) was ($4) million in the fiscal 2014 fourth quarter as compared to ($11.3) million in the comparable fiscal 2013 period.

Process Improvement Program Update

In the second quarter of fiscal 2014, School Specialty began to implement companywide Process Improvement Programs to better align its operating groups, enhance systems and processes, and drive greater efficiency throughout the organization.  The initial focus was to improve back-end functions and streamline operations, while also serving to enhance the customer experience.  During fiscal 2014, the Company realized approximately $4 million of cost savings from the Process Improvement Programs and expects to realize $10-$12 million of savings from these various programs in FY15.  The Company also believes that additional savings may be realized longer-term, as new programs are implemented.

Mr. Yorio continued, “We are now embarking on the next phase, taking a closer look at our Sales, Marketing and Merchandising alignment and how we go-to-market.  While we’re projecting modest growth this year, I believe the changes we have and continue to implement will enable us to drive better top-line performance and more meaningful returns for our stockholders, especially as the domestic economy and education market improve.  One of the things that attracted me to School Specialty was the Company’s industry reputation for high-quality products and services and our employees’ commitment to our customers.  In my brief time as CEO, this has resonated true, and I believe we have significant opportunities to improve our current assortment and distribution network, grow with our customers, and enter into new markets that will drive stockholder value.”

Fiscal 2014 Financial Results

Non-GAAP combined results for the twelve months ended April 26, 2014 include results of operations for the Successor Company for the forty-six weeks ended April 26, 2014 and the Predecessor Company for the six weeks ended June 11, 2013.  These results are compared to the Predecessor Company for the twelve months ended April 27, 2013.

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Combined revenues for fiscal 2014 were $630.7 million, a decrease of 6.6% as compared to $675 million in fiscal 2013.  Approximately 93% of the decline was attributable to the Company’s first half of the year.

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Distribution segment combined revenues for fiscal 2014 were $542.4 million as compared to $583.7 million in fiscal 2013, a decrease of 7.1%.  Curriculum segment combined revenues for fiscal 2014 were $88.3 million as compared to $91.3 million in fiscal 2013, a decrease of 3.3%.

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Combined gross margin decreased 10 basis points from 39.1% in fiscal 2013 to 39.0% in fiscal 2014.  Distribution segment combined gross margin was unchanged at 36.8% for both fiscal year periods.  Curriculum segment combined gross margin decreased by 140 basis points from 53.6% in fiscal 2013 to 52.2% in fiscal 2014, primarily due to product mix and overall market conditions.

School Specialty Announces Fiscal 2014 Fourth Quarter and Year-end Results

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Combined SG&A expenses decreased 10% from $267.5 million in fiscal 2013 to $240.6 million in fiscal 2014.  Within this, Distribution segment combined SG&A expenses decreased $23.1 million or 11.2%, from $206.5 million in fiscal 2013 to $183.4 million in fiscal 2014.  Curriculum segment combined SG&A decreased $4.5 million or 8.5%, from $53.5 million in fiscal 2013 to $48.9 million in fiscal 2014.  As a percentage of revenue, combined SG&A decreased from 39.6% in fiscal 2013 to 38.1% in fiscal 2014.

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Combined operating loss for the fiscal year ended April 26, 2014 was $1.4 million as compared to an operating loss of $49.4 million in the previous fiscal year.  Due to the significance of the restructuring costs in fiscal 2014 and the pre-petition bankruptcy related charges and impairment charges in fiscal 2013, the Company believes it is more meaningful to compare operating income excluding these costs and charges.  Excluding the impact of these costs and charges, the Company’s operating income was $13.5 million in fiscal 2014 as compared to $3.9 million in fiscal 2013.

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Combined net loss for the fiscal year ended April 26, 2014 was $58.6 million compared with a net loss of $147.7 million in the comparable fiscal 2013 period.  On a diluted share basis, net loss was $13.47 in fiscal 2014 as compared to a net loss of $7.81 in fiscal 2013.

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Combined Adjusted EBITDA was $42.6 million for both the fiscal 2014 and fiscal 2013 years ended April 26, 2014 and April 27, 2013.  Savings realized in SG&A and greater efficiencies throughout the organization offset the impact of the revenue decline.

Financial Outlook

School Specialty today provided guidance for fiscal 2015.  The Company anticipates revenues will be approximately $640-$660 million, representing growth between 1.5 and 4.5 percent.  The Company also expects a modest decline in its gross margins due to the anticipated product mix, which are expected to be offset by declines in SG&A expenses.  Additionally, the Company projects that Adjusted EBITDA for fiscal 2015 will be approximately $48-$54 million.  Capital expenditures are expected to be approximately $17-$19 million.

Mr. Yorio concluded, “Following our emergence from reorganization, the Board and management team set out on a journey to improve operations and ensure we meet customer expectations.  Our goal was to stabilize our business while putting in place a more cohesive infrastructure that would support sustainable growth.  I believe we delivered on our promises in fiscal 2014 and set the foundation for the future.  In fiscal 2015, we intend to continue process reforms and upgrade our technology systems, in order to simplify and improve processes for our customers.   We will continue to drive improvements in everything we do in order to deliver for our customers, our partners and our stockholders.”

School Specialty intends to publish an accompanying presentation on its financial results shortly.  The Company will not be hosting a teleconference, but management will be available to address questions after the filing of this supplemental information. This information will also be available on our website, www.schoolspecialty.com, in the Investor Relations section.

About School Specialty, Inc.

School Specialty is a leading distributor of innovative and proprietary products, programs and services to the education marketplace.  The Company designs, develops, and provides educators with the latest and very best school supplies, furniture and both curriculum and supplemental learning resources.  Working in collaboration with educators, School Specialty reaches beyond the scope of textbooks to help teachers, guidance counselors and school administrators ensure that every student reaches his or her full potential.  For more information about School Specialty, visit www.schoolspecialty.com.

School Specialty Announces Fiscal 2014 Fourth Quarter and Year-end Results

Statement Concerning Forward-Looking Information

Any statements made in this press release about School Specialty’s future financial conditions, results of operations, expectations, plans, or prospects, including the information under the headings “Process Improvement Program Update” and “Financial Outlook”, constitute forward-looking statements.  Forward-looking statements also include those preceded or followed by the words "anticipates," "believes," "could," "estimates," "expects," "intends," "may," "plans," “projects,” “should,” "targets" and/or similar expressions.  These forward-looking statements are based on School Specialty's current estimates and assumptions and, as such, involve uncertainty and risk. Forward-looking statements are not guarantees of future performance, and actual results may differ materially from those contemplated by the forward-looking statements because of a number of factors, including the factors described in Item 1A of School Specialty's Annual Report on Form 10-K for the fiscal year ended April 26, 2014, which factors are incorporated herein by reference.  Any forward-looking statement in this release speaks only as of the date in which it is made.  Except to the extent required under the federal securities laws, School Specialty does not intend to update or revise the forward-looking statements.

Company Contact

Company Contact

Kevin Baehler

Glenn Wiener

Kevin.baehler@SchoolSpecialty.com

IR@SchoolSpecialty.com

Tel: 920-882-5882

Tel: 212-786-6011

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SCHOOL SPECIALTY, INC.

CONSOLIDATED COMBINED STATEMENTS OF OPERATIONS

(In Thousands, Except Per Share Amounts)

Unaudited / Non-GAAP

	Successor Company	Predecessor Company	Successor Company	Predecessor Company	Non-GAAP Combined	Predecessor Company
	Three Months Ended April 26, 2014	Three Months Ended April 27, 2013	Forty-Six Weeks Ended April 26, 2014	Six Weeks Ended June 11, 2013	Twelve Months Ended April 26, 2014	Twelve Months Ended April 27, 2013

Revenues	$ 108,253	$ 105,202	$ 572,045	$ 58,697	$ 630,742	$ 674,998
Cost of revenues	65,464	67,025	349,845	35,079	384,924	411,118
Gross profit	42,789	38,177	222,200	23,618	245,818	263,880
Selling, general and administrative expenses.	55,653	64,782	213,144	27,473	240,617	267,491
Restructuring charges	518	-	6,552	-	6,552	-
Impairment charge	-	-	-	-	-	45,789
Operating income (loss)	(13,382)	(26,605)	2,504	(3,855)	(1,351)	(49,400)
Other expense:
Impairment long-term asset	-	-	-	-	-	1,414
Interest expense	4,741	1,291	16,882	3,235	20,117	28,600
Early termination of long-term indebtedness	-	1,193	-	-	-	26,247
Loss on early extinguishment of debt	-	10,201	-	-	-	10,201
Impairment of investment in unconsolidated affiliate	-	7,749	-	-	-	7,749
Change in fair value of interest rate swap	(5)	-	483	-	483	-
Refund of early termination fee	-	-	(4,054)	-	(4,054)	-
Reorganization items, net	872	22,979	6,420	(84,799)	(78,379)	22,979
Income (loss) before provision for income taxes	(18,990)	(70,018)	(17,227)	77,709	60,482	(146,590)
Provision for (benefit from) income taxes	-	249	258	1,641	1,899	(334)
Income (loss) before income of unconsolidated affiliate	(18,990)	(70,267)	(17,485)	76,068	58,583	(146,256)
Loss of unconsolidated affiliate	-	-	-	-	-	(1,436)
Net income (loss)	$ (18,990)	$ (70,267)	$ (17,485)	$ 76,068	$ 58,583	$ (147,692)

Adjusted Earnings before interest, taxes, depreciation
amortization, bankruptcy-related costs, restructuring
and impairment charges (EBITDA) reconciliation:
Net income (loss)	$ (18,990)	$ (70,267)			$ 58,583	$ (147,692)
Loss of unconsolidated affiliate	-	-			-	1,436
Provision for (benefit from) income taxes	-	249			1,899	(334)
Reorganization items, net	872	22,979			(78,379)	22,979
Impairment long-term asset	-	-			-	1,414
Impairment charge	-	-			-	45,789
Bankruptcy-related restructuring costs	518	-			6,552	-
Bankruptcy-related costs incl in SG&A	2,907	1,118			8,276	5,851
Change in fair value of interest rate swap	(5)	-			483	-
Early termination fee	-	1,193			(4,054)	26,247
Loss on early extinguishment of debt	-	10,201			-	10,201
Impairment of investment in unconsolidated affiliate	-	7,749			-	7,749
Depreciation and amortization expense	4,586	12,186			21,859	33,220
Amortization of development costs	1,370	2,043			7,224	7,179
Net interest expense	4,741	1,291			20,117	28,600
Adjusted EBITDA	$ (4,001)	$ (11,258)			$ 42,560	$ 42,639

SCHOOL SPECIALTY, INC.

CONSOLIDATED BALANCE SHEETS

(In Thousands, Except Share Data)

	Successor Company	Predecessor Company
	April 26, 2014	April 27, 2013
ASSETS
Current assets:
Cash and cash equivalents	$ 9,008	$ 20,769
Restricted cash	-	26,302
Accounts receivable, less allowance for doubtful accounts
of $984 and $926, respectively	62,631	58,942
Inventories, net	93,387	92,582
Deferred catalog costs	8,057	8,924
Prepaid expenses and other current assets	18,043	29,901
Refundable income taxes	-	9,793
Deferred taxes	-	-
Asset Held for Sale	2,200	-
Total current assets	193,326	247,213
Property, plant and equipment, net	39,045	39,209
Goodwill	21,588	-
Intangible assets, net	48,251	110,306
Development costs and other, net	36,646	30,079
Deferred taxes long-term	48	51
Investment in unconsolidated affiliate	715	715
Amortization of Debt Financing Fees
Total assets	$ 339,619	$ 427,573

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)
Current liabilities:
Current maturities of long-term debt	$ 12,388	$ 198,302
Accounts payable	42,977	22,897
Accrued compensation	8,966	7,197
Deferred revenue	2,613	2,237
Accrued fee for early termination of long-term debt	-	25,000
Other accrued liabilities	14,460	21,905
Total current liabilities	81,404	277,538
Long-term debt less current maturities	153,987	-
Other liabilities	1,171	925
Liabilities subject to compromise	-	228,302
Total liabilities	236,562	506,765

Stockholders' equity (deficit):
Predecessor preferred stock, $0.001 par value per share, 1,000,000
shares authorized; none outstanding.	-	-
Predecessor common stock, $0.001 par value per share, 150,000,000 shares
authorized; 24,599,159 shares issued	-	24
Predecessor capital in excess of par value	-	446,232
Predecessor treasury stock, at cost, 5,420,210 shares	-	(186,637)
Successor preferred stock, $0.001 par value per share, 500,000
shares authorized; none outstanding	-	-
Successor common stock, $0.001 par value per share, 2,000,000 shares
authorized; 1,000,004 shares outstanding.	1	-
Successor capital in excess of par value	120,955	-
Accumulated other comprehensive income (loss)	(414)	22,381
Retained earnings (accumulated deficit)	(17,485)	(361,192)
Total stockholders' equity (deficit)	103,057	(79,192)
Total liabilities and stockholders' equity (deficit)	$ 339,619	$ 427,573